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                                  EXHIBIT 23.3


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RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                                          March 22, 2004



Boards of Directors
Atlantic Coast Federal Mutual Holding Company
Atlantic Coast Federal Corporation
Atlantic Coast Federal
505 Haines Avenue
Waycross, Georgia  31501

Members of the Boards:

        We hereby consent to the use of our firm's name in the application for a minority stock issuance on Form MHC-2, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Atlantic Coast Federal Corporation.

                                                   Sincerely,

                                                   /s/ RP FINANCIAL, LC.

                                                   RP FINANCIAL, LC.






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